UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2003

CORRECTIONS CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland	0-25245	62-1763875

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee		37215

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 263-3000

(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
EX-99.1 PRESS RELEASE
EX-99.2 PRESS RELEASE

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated May 2, 2003.

99.2	Press Release dated May 2, 2003.

Item 9. Regulation FD Disclosure.

     Corrections Corporation of America (the “Company”) announced today that it has commenced an offering of 6,400,000 shares of its common stock for $19.50 per share and $250 million of its 7 1/2 % senior notes due 2011. The common stock offering and senior notes offering are described in the press releases attached hereto as Exhibits 99.1 and 99.2.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRECTIONS CORPORATION OF AMERICA

Date:	May 2, 2003	By: Name: Title:	/s/ David M. Garfinkle David M. Garfinkle Vice President, Finance

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 2, 2003.

99.2	Press Release dated May 2, 2003.

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